Exhibit 99.1.

                  U. S. STEEL TO SELL ASSETS OF MINING COMPANY

     PITTSBURGH, April 10 - United States Steel Corporation (NYSE: X) today announced that it has signed a letter of intent to sell assets of U. S. Steel

Mining Company, LLC (USM) to a newly formed company to be organized and managed by Benjamin M. Statler LLC or its affiliates and Natural Gas Partners VI, L.P.

     The new company is expected to acquire all of the coal and related assets associated with USM's Pinnacle No. 50 mine located near Pineville, W.Va., and

USM's Oak Grove mine located near Oak Grove, Ala. The sale is expected to be completed in the second quarter.

                                      -oOo-

     This release contains forward-looking statements which are based on a number of assumptions concerning future events made by management and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside United States Steel Corporation's control, that could cause actual events to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please see United States Steel Corporation's filings with the Securities and Exchange Commission. There are also a number of uncertainties, risks, conditions and other factors which could prevent the implementation of the above described letter of intent.